Exhibit 10.2
BRANDYWINE REALTY TRUST
AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN
RESTRICTED PERFORMANCE SHARE UNIT AWARD AGREEMENT
ISSUED PURSUANT TO THE
2022-2024 RESTRICTED PERFORMANCE SHARE UNIT PROGRAM
This RESTRICTED PERFORMANCE SHARE UNIT AWARD AGREEMENT (the “Award Agreement”), dated as of _____ __, 2022 is between Brandywine Realty Trust, a Maryland real estate investment trust (the “Trust”), and ______________ (the “Grantee”).
WHEREAS, the Trust’s Compensation Committee (the “Committee”) established the Brandywine Realty Trust 2022-2024 Restricted Performance Share Unit Program (the “Program”) under the Brandywine Realty Trust Amended and Restated 1997 Long-Term Incentive Plan (the “Plan”);
WHEREAS, the Plan provides for the award of “Performance Shares” (as defined in the Plan) (which award is referred to as a “Restricted Performance Share Unit” or an “RSU” in the Program and herein) to participants following the attainment of a designated corporate performance goal; and
WHEREAS, the Program designates a performance goal that determines if and the extent to which Shares will become deliverable to a participant in the Program based on his or her Restricted Performance Share Units.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
1.Potential Award of Shares
(a)The Grantee is hereby awarded a number of initial “Base Units” (as defined in the Program) equal to ________ Restricted Performance Share Units.
(b)The Trust hereby promises to deliver to the Grantee the number of Shares that Grantee becomes entitled to under Section 5 of the Program (if any). Unless the Grantee elects to make a deferral election pursuant to Section 6 of the Program (in which case Shares will be delivered in accordance with such election), the Shares shall be delivered on (i) February 1, 2025 or (ii) in the event of a “Change of Control” (as defined in the Program) prior to January 1, 2025, on the fifth calendar day after the end of the “Measurement Period” (as defined in the Program) or (iii) in the event of a separation from service covered in Section 9(a) of the Program (relating to death, Disability or Retirement), on or before the thirtieth day after Grantee’s separation from service (as applicable, the “Delivery Date”). This Award Agreement is in all respects limited and conditioned as hereinafter provided, and is subject in all respects to the terms and conditions of the Program and the Plan now in effect and as they may be amended from time to time; provided, that no amendment may adversely affect an issued Award Agreement without the written consent of the affected Grantee. The terms and conditions of the Program and the Plan are incorporated herein by reference, made a part hereof, and shall control in the event of any conflict with any other terms of the Award Agreement.
2.Share Certificates. Any certificates for Shares delivered pursuant to the Program shall be registered in the Grantee’s name (or, if the Grantee so requests, in the name of the Grantee and the Grantee’s spouse, jointly with right of survivorship).
3.Transferability. Except as provided in Section 7 of the Program (regarding beneficiary designations), the Grantee may not assign or transfer his or her Restricted Performance Share Units, notional Shares or any interest therein.
4.Withholding of Taxes. The obligation of the Trust to deliver Shares shall be subject to applicable federal, state and local tax withholding requirements. If the amount includible in the Grantee’s income as a result of the delivery of Shares is subject to the withholding requirements of applicable tax law, the Trust will cancel a number of Shares otherwise issuable hereunder having an aggregate Fair Market Value on the Delivery Date equal to the required tax withholdings. Notwithstanding the foregoing, the Trust may limit the number of Shares withheld to the extent necessary to avoid adverse accounting consequences.

5.Share Ownership Requirements. For purposes of the share ownership requirements of the Trust’s governance guidelines, the Shares issued to the Grantee under the Program shall be treated as though they were restricted shares that became vested upon issuance. However, any share ownership requirement that results from this provision shall immediately lapse upon the Grantee’s termination of employment with the Employer.
6.Clawback. Notwithstanding anything to the contrary contained herein, Grantee agrees that this Award will be subject to the terms of any current or future clawback or recapture policy adopted by the Company and any current or future law, regulation or stock exchange listing requirement regarding the clawback or recapture of compensation.
7.Governing Law. This Award Agreement shall be construed in accordance with, and its interpretation shall be governed by, applicable federal law and otherwise by the laws of the State of Maryland (without reference to the principles of the conflict of laws).
IN WITNESS WHEREOF, the Trust has caused this Award Agreement to be duly executed by its duly authorized officer and the Grantee has hereunto set his or her hand all as of the day and year first above written.
BRANDYWINE REALTY TRUST
By:    _________________________________
    Name:
    Title:

GRANTEE
_________________________________________